UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OP BANCORP

(Exact name of registrant as specified in its charter)

California	81-3114676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Wilshire Boulevard, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, no par value per share, of OP Bancorp (the “Registrant”) set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-22344) initially filed publicly by the Registrant with the Securities and Exchange Commission on March 5, 2018, as subsequently amended from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OP Bancorp

Date: March 20, 2018

By:	/s/ Min Kim
Name:	Min Kim
Title:	Chairman, President and Chief Executive Officer

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